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                             TERMINATION STATEMENT

     Sonic Foundry, Inc. ("Borrowers") and Associated Bank South Central ("Bank") hereby mutually agree to terminate the Loan Agreement between Borrower and Bank dated as of March 3, 1999. Termination shall be effective as of June 30, 1999. Borrower's obligation to reimburse Bank for all costs and expenses incurred by the Bank shall survive the termination of the Loan Agreement.

BORROWER:                              BANK:

Sonic Foundry, Inc.                    Associated Bank South Central


By: /s/ Curtis J. Palmer               By: /s/ Dennis J. Sampson
   -------------------------------        -------------------------------
Name:   Curtis J. Palmer               Name:   Dennis J. Sampson
Title:  Chief Technical Officer        Title:  Senior Vice President


Attest: /s/ Kenneth Minor
       ---------------------------
Name:   Kenneth Minor
Title:  Chief Financial Officer